News Release

Contact:

Integra LifeSciences Holdings Corporation

John B. Henneman III                       Karen Mroz-Bremner
Executive Vice President,                  Senior Manager, Corporate Development
Finance and Administration, and            and Investor Relations
Chief Financial Officer                    (609) 936-6929
(609) 936-2481                             karen.mroz-bremner@Integra-LS.com
jhenneman@Integra-LS.com

        Integra LifeSciences to Host First Quarter 2008 Financial Results
                         Conference Call on June 5, 2008

Plainsboro, New Jersey, June 3, 2008-- Integra LifeSciences Holdings Corporation (NASDAQ:IART) has scheduled a conference call for 9:00 AM ET on Thursday, June 5, 2008 to discuss financial results for the first quarter ended March 31, 2008 and to update forward-looking financial guidance. Financial results for the first quarter 2008 will be announced via a news release issued prior to the call.

The conference call will be hosted by Stuart Essig, President and Chief Executive Officer of Integra, and will be open to all listeners. Additional forward-looking information may be discussed in a question and answer session following the call.

Access to the live call is available by dialing 913-312-1487 or through a webcast via a link provided on the Investor Relations homepage of Integra's website at www.Integra-LS.com. Access to a replay is available through June 19, 2008 by dialing 719-457-0820 (PIN 7222524) or through the webcast.

Integra LifeSciences Holdings Corporation, a world leader in regenerative medicine, is dedicated to improving the quality of life for patients through the development, manufacturing, and marketing of cost-effective surgical implants and medical instruments. Our products are used primarily in neurosurgery, extremity reconstruction, orthopedics and general surgery to treat millions of patients every year. Integra's headquarters are in Plainsboro, New Jersey, and we have research and manufacturing facilities throughout the world. Please visit our website at (http://www.Integra-LS.com).

IART-G

Source: Integra LifeSciences Holdings Corporation